UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2012

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b), (d) and (e)
On September 3, 2012, the Board of Directors (the “Board”) of Cardinal Health, Inc. (the “Company”) elected Clayton M. Jones to the Board, effective September 13, 2012, to serve until the 2012 annual meeting of shareholders (the "2012 Annual Meeting") and until his successor is elected and qualified. The Board has nominated Mr. Jones for election at the 2012 Annual Meeting. The committee(s) of the Board on which Mr. Jones initially will serve have not been determined as of the time of this filing on Form 8-K. Mr. Jones serves as Chairman, President and Chief Executive Officer of Rockwell Collins, Inc., an aviation electronics and communications equipment company. Mr. Jones will participate in the standard non-management director compensation arrangements described in the Company's proxy statement for its 2011 annual meeting of shareholders (the "2011 Proxy Statement").
On August 31, 2012, David W. Raisbeck, a director of the Company since 2002, informed the Company that he will not stand for re-election when his term expires at the 2012 Annual Meeting. Mr. Raisbeck will continue to serve as a director until the 2012 Annual Meeting. Mr. Raisbeck’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On September 4, 2012, the Company entered into a new employment agreement with George S. Barrett (the “new Barrett Agreement”) under which he continues to serve as Chairman and Chief Executive Officer until the earlier of the date of the Company's annual meeting of shareholders following June 30, 2015 or December 31, 2015, subject to earlier termination in accordance with its terms. The new Barrett Agreement supersedes and replaces Mr. Barrett's 2009 employment agreement which was scheduled to expire on the date of the 2012 Annual Meeting. The Board approved the new Barrett Agreement because it believes that Mr. Barrett has served the Company and its shareholders well since the spin-off of CareFusion Corporation in August 2009 (the “Spin-Off”). From the Spin-Off through the fiscal year ended June 30, 2012, the Company's non-GAAP earnings per share has grown significantly, the Company's total shareholder return has been 80% and the Company's stock price has increased from $25.32 to $42.00. Mr. Barrett has been instrumental in strengthening the Company's long-term position, including re-balancing its customer and product mix and building a strong management team. He also helped the Company complete several large acquisitions and launch a growth platform in China. As Chairman of the Board, Mr. Barrett has provided strong and effective leadership to the Board. In entering into the new Barrett Agreement, the Board also considered the continuity and stability in leadership that Mr. Barrett brings to the Company.
The new Barrett Agreement is filed with this report as Exhibit 10.1, and this description is qualified by reference to the agreement. The terms of the new Barrett Agreement reflect Mr. Barrett's current compensation structure and, in general, parallel his prior agreement. The new Barrett Agreement provides, among other things, for Mr. Barrett:

•	to receive an annual base salary of at least $1,285,000;

•
to participate in the Company's annual bonus program with a target annual bonus of at least 130% of his annual base salary, payable based on performance objectives the Board's Human Resources and Compensation Committee (the “Committee”) determines in consultation with him; and

•
to receive an annual long-term incentive award grant comprised of performance share units, stock options, restricted share units and other incentives as determined by the Committee with a target value of $8,000,000, with each annual award subject to the Board's discretion based on both company and individual performance in accordance with the terms of the Company's 2011 Long-Term Incentive Plan or a successor plan.

In addition, Mr. Barrett will receive up to $100,000 in personal use of corporate aircraft, the same as provided under his prior agreement. The new Barrett Agreement also provides for termination-of-employment benefits under various circumstances that are determined under the same benefit formulas as contained in his prior agreement, as described in the 2011 Proxy Statement. There is no change of control tax gross-up provision in the new Barrett Agreement.
Mr. Barrett remains subject during his employment and for two years afterwards to non-competition and non-solicitation provisions identical to those contained in his prior agreement. The Company also has the authority under the new Barrett Agreement to require recoupment of bonuses and other equity and non-equity compensation in specified instances of misconduct by him. In addition to this recoupment right, he also agrees to comply with any recoupment policy which the Company is required to adopt, or to which it becomes subject, once rules implementing the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act are adopted by the Securities and Exchange Commission and become effective.
Item 5.04.    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
On August 31, 2012, a notification was made regarding a blackout period with respect to the Cardinal Health 401(k) Savings Plan. The blackout period is required due to the transition to a new plan administrator. During the blackout period, 401(k) plan participants will be unable to make contribution rate and future investment changes, investment election changes, loan repayments or requests and withdrawals/distributions under the 401(k) plan, including with respect to the Company stock fund. The blackout period will begin at 4:00 pm Eastern Time on October 5, 2012 and end during the week of October 28, 2012 (such period, the “Blackout Period”). The notification required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 relating to the Blackout Period was made on August 31, 2012.
On September 4, 2012, the Company sent a notice to its directors and executive officers informing them of the Blackout Period and the Company common share trading restrictions (including with respect to derivatives) that apply to them during the Blackout Period. This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended.
A copy of the notice to the directors and executive officers is attached as Exhibit 99.1. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, shareholders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting the Company's Investor Relations department by telephone at (614) 757-4757 or by mail at Investor Relations, Cardinal Health, 7000 Cardinal Place, Dublin, OH 43017.
Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits.

10.1	Employment Agreement, dated September 4, 2012, between Cardinal Health, Inc. and George S. Barrett
99.1	Notice to Directors and Executive Officers dated September 4, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: September 6, 2012	By:	/s/ Craig S. Morford
Name: Craig S. Morford
Title: Chief Legal and Compliance Officer

EXHIBIT INDEX

10.1	Employment Agreement, dated September 4, 2012, between Cardinal Health, Inc. and George S. Barrett
99.1	Notice to Directors and Executive Officers dated September 4, 2012

5